CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-148815 on Form N-6 of our report dated April 13, 2021, relating to the financial statements and financial highlights of the individual Sub-Accounts which comprise of Talcott Resolution Life and Annuity Insurance Company Separate Account VL II appearing on Form N-VPFS for the year ended December 31, 2020. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
April 29, 2021